Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Owl Rock Technology Finance Corp. of our report dated March 4, 2021 relating to the financial statements and senior securities table of Owl Rock Technology Finance Corp., which appears in this Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

March 15, 2021